Exhibit 4.17

CROWN CASTLE INTERNATIONAL CORP.

as Company

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

INDENTURE

Dated as of                 ,

Table Showing Reflection in Indenture of Certain Provisions

of Trust Indenture Act of 1939,

as amended by the Trust Indenture Reform Act of 1990*

Reflected in Indenture

Trust Indenture Act Section	Indenture Section
310 (a) (1)	7.10
(a) (2)	7.10
(a) (3)	N.A.
(a) (4)	N.A.
(a) (5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.06
(b)	11.03
(c)	11.03
313 (a)	7.06
(b) (1)	N.A.
(b) (2)	7.07
(c)	7.06; 11.02
(d)	7.06
314 (a)	4.03; 11.02
(b)	N.A.
(c) (1)	11.04
(c) (2)	11.04
(c) (3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315 (a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a) (last sentence)	2.10
(a) (1)(A)	6.05
(a) (1)(B)	6.04
(a) (2)	N.A.
(b)	6.07
(c)	N.A.
317 (a) (1)	6.08
(a) (2)	6.09
(b)	2.04
318 (a)	11.01
(b)	N.A.
(c)	11.01

N.A. means not applicable.

*	This Cross Reference Table is not part of this Indenture.

i

INDENTURE dated as of                 ,                , between CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the securities issued under this Indenture (the “Securities”):

ARTICLE I

Definitions And Incorporation By Reference

SECTION 1.01.    Definitions.

“Additional Securities” means, with respect to a Series of Securities, additional Securities of such Series (other than the Initial Securities of such Series) issued hereunder from time to time in accordance with Sections 2.02 and 2.16, as part of the same or a different Series as the Initial Securities of such Series.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Certificated Security” means a Security that is substantially in the form attached to the Board Resolution, supplemental indenture or Officers’ Certificate authorizing such Security and that is not a Global Security.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Crown Castle International Corp., a Delaware corporation, and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Corporate Trust Office” means, solely for purposes of presenting the Securities, The Bank of New York Mellon located at 101 Barclay Street, 7 East, New York, New York 10286 and, for all other purposes the office of the Trustee at which any time its corporate trust business shall be administered, which at the date hereof is located at 601 Travis Street, 16th floor, Houston, Texas 77002, Attention: Corporate Trust, re: Crown Castle International Corp., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as Custodian with respect to the Securities in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Year” means the fiscal year of the Company, which as of the date hereof ends on December 31.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as such were in effect as of December 31, 2016.

“Global Security” when used with respect to any Series of Securities issued hereunder, means a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and as provided by a Board Resolution, a supplemental indenture or an Officers’ Certificate and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Securities of such Series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the Global Securities Legend.

“Global Securities Legend” means the legend set forth in Section 2.17(g) as modified pursuant to Section 2.02(p).

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantor” means any Person Guaranteeing any obligation.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” has the meaning specified in the applicable Board Resolution, supplemental indenture or Officers’ Certificate relating to a particular Series of Securities.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Securities” means, for a Series of Securities, the first Securities of such Series issued under this Indenture.

“Interest Payment Date” when used with respect to any Series of Securities, means the date specified in such Securities for the payment of installments of interest on those Securities.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice Chairman, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.04(i).

“Opinion of Counsel” means a written opinion from legal counsel that meets the requirements of Section 11.04(ii). The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Prospectus” means the Prospectus, dated March 26, 2018, as supplemented or amended and including all documents incorporated by reference therein as of the date of any prospectus supplement.

“Responsible Officer” with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning specified in the preamble to this Indenture. The Securities issued under this Indenture include, for each Series of Securities, the Initial Securities of such Series and Additional Securities of such Series, if any, unless the context otherwise requires.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” or “Series of Securities” means a Series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that would be a “significant subsidiary” of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect, with respect to a Series of Securities, on the initial issue date of such Securities.

“Subsidiary” means, with respect to any Person:

(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)    any partnership: (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof), provided, however, that the term “Subsidiary” with respect to the Company and its Subsidiaries shall not include any Unrestricted Subsidiary.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Trustee” means the party named as such above in the Preamble until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary”, with respect to a Series of Securities, has the meaning specified in the applicable Board Resolution, supplemental indenture or Officers’ Certificate relating to such Series of Securities.

SECTION 1.02.    Other Definitions.

Term	Defined in Section
Agent Members	2.17(a)(iii)
Covenant Defeasance	8.03
Depositary	2.17(a)(i)
DTC	2.17(a)(i)
Event of Default	6.01
Legal Defeasance	8.02
Paying Agent	2.04
Payment Default	6.01(v)(1)
Registrar	2.04

SECTION 1.03.    Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Company and any other obligor on the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.    Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)    “or” is not exclusive;

(d)    “including” means “including without limitation;”

(e)    words in the singular include the plural and words in the plural include the singular;

(f)    provisions apply to successive events and transactions;

(g)    references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(h)    the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE II

The Securities

SECTION 2.01.    Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series as the Company may authorize from time to time. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officers’ Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters.

SECTION 2.02.    Establishment of Terms of Series of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Section 2.02(a) and either as to such Securities within the Series or as to the Series generally in the case of Sections 2.02(b) through 2.02(x)) by a Board Resolution, a supplemental indenture or an Officers’ Certificate pursuant to authority granted under a Board Resolution:

(a)    the title of the Securities of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(b)    any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);

(c)    the date or dates on which the principal and premium with respect to the Securities of the Series are payable;

(d)    the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, any record dates and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(e)    the form of the Securities of the Series;

(f)    the currency or currencies in which Securities of the Series shall be denominated, if other than Dollars, the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee, where the principal, premium and interest with respect to Securities of such Series shall be payable or the method of such payment, if by wire transfer, mail or other means;

(g)    the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part at the option of the Company or otherwise;

(h)    if other than as provided in Section 2.15, the Company’s obligation, if any, to redeem, purchase or repay the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder of such Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(i)    the terms, if any, upon which the Securities of the Series may be convertible into or exchanged for the Company’s common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, Indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(j)    if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the Securities of the Series shall be issuable;

(k)    if the amount of principal, premium or interest with respect to the Securities of the Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(l)    any changes or additions to Article VIII;

(m)    if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 or provable in bankruptcy;

(n)    the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the Series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as then in effect;

(o)    any addition to or change in the Events of Default with respect to any Securities of the Series and any change in the right of the Trustee or the Holders of such Series of Securities to declare the principal, premium and interest, if any, on such Series of Securities due and payable pursuant to Section 6.02;

(p)    if other than as provided in Section 2.17, whether the Securities of the Series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Securities of such Series in certificated form, the Depositary for such Global Security and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the Global Securities Legend;

(q)    if the Trustee, Paying Agent or Registrar of that Series is other than the Trustee initially named in this Indenture;

(r)    the applicability of, and any addition to or change in, the covenants and definitions set forth in Articles IV or V which apply to Securities of the Series;

(s)    the terms, if any, of any Guarantee of the payment of principal, premium and interest with respect to Securities of the Series and any corresponding changes to the provisions of this Indenture as then in effect;

(t)    whether the Securities of the Series will be secured by any collateral and, if so, the terms and conditions upon which such Securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other Indebtedness of the Company or any Guarantor;

(u)    the subordination, if any, of the Securities of the Series pursuant to this Indenture and any changes or additions to the provisions of this Indenture then in effect;

(v)    with regard to Securities of a Series that do not bear interest, the dates for certain required reports to the Trustee;

(w)    any U.S. Federal Income tax consequences applicable to the Securities; and

(x)    any other terms of Securities of the Series subject, if applicable, to the provisions of Section 9.01(ix).

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, including Section 2.16, unless otherwise provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above.

Securities of a Series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

SECTION 2.03.    Execution and Authentication. (a) An Officer shall sign the Securities on behalf of the Company by manual or facsimile signature. Typographic and other minor defects in any facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

(b)    If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c)    A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. A Security shall be dated the date of its authentication.

(d)    The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee of a Company Order, an Officers’ Certificate delivered in accordance with Sections 11.04 and 11.05 and an Opinion of Counsel which shall state:

(1)    that the supplemental indenture is authorized and permitted by this Indenture and constitutes a legal, valid and binding obligation of the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(2)    that such Securities when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly authorized, executed and delivered, and constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(3)    in accordance with Sections 11.04 and 11.05, that all conditions precedent in respect of the execution and delivery by the Company of such Securities have been complied with.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.

(e)    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04.    Registrar and Paying Agent. (a) The Company shall maintain an office or agency where the Securities may be presented for registration of transfer or for exchange (“Registrar”), and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register with respect to each Series of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. There may be separate Registrars and Paying Agents for different Series of Securities. The Company shall notify the Trustee in writing of the name and address of any agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as the Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)    The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Securities.

SECTION 2.05.    Maintenance of Office or Agency; Paying Agent to Hold Money in Trust.

(a)    The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Such office shall initially be the office of the Trustee.

(b)    The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of Securities of a Series or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on the Securities of such Series, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of Securities of a Series all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.06.    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 10 days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.07.    Transfer and Exchange.

(a)    Subject to Section 2.02, the Securities shall be issued in registered form without interest coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Securities of each Series shall be transferable only upon the surrender of a Security of such Series for registration of transfer. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture are satisfied. When Securities of a Series are presented to the Registrar with a request to exchange them for an equal principal amount of such Securities of other denominations, the Registrar shall make the exchange as requested if the requirements of this Indenture are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Company or the Registrar may require payment by the Holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07.

(b)    Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to the provisions of such Securities with respect to record dates) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(c)    Neither the Company nor the Registrar shall be required (x) to issue, register the transfer of, or exchange any Securities of a Series for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of the Securities of such Series selected for redemption and ending at the close of business on the day of such sending, or (y) to register the transfer of or exchange the Securities of a Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

(d)    All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same Indebtedness and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08.    Mutilated, Destroyed, Lost and Stolen Securities. (a) If any mutilated Security of a Series is surrendered to the Trustee, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver in exchange therefor a new Security of such Series of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b)    If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security of a Series and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of such Series of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c)    In case any such mutilated, destroyed, lost or stolen Security of a Series has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security of such Series, pay such Security.

(d)    Upon the issuance of any new Security under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e)    Every new Security of a Series issued pursuant to this Section 2.08 in lieu of any destroyed, lost or stolen Security of such Series shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such Series duly issued hereunder.

(f)    The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.09.    Outstanding Securities. (a) The Securities of a Series outstanding at any time are all the Securities of such Series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security of such Series effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.

(b)    If a Security is replaced pursuant to Section 2.08, the security surrendered for such replacement ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c)    If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)    If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date with respect to the Securities of a Series, money sufficient to pay the Securities of such Series payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

(e)    A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.10.    Treasury Securities. In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver or consent, Securities of such Series owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of such Series that the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.11.    Temporary Securities. In the event Certificated Securities of a Series are to be issued under the terms of this Indenture, until certificates representing the Securities of such Series are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Securities of such Series. Temporary Securities of a Series shall be substantially in the form of Certificated Securities of such Series but may have variations that the Company considers appropriate for temporary Securities of such Series and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate Certificated Securities of a Series in exchange for temporary Securities of such Series. Until so exchanged, temporary Securities of a Series shall have the same rights under this Indenture as the Certificated Securities of such Series.

SECTION 2.12.    Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.13.    Defaulted Interest. If the Company defaults in a payment of interest on the Securities of a Series, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of Securities of such Series on a subsequent special record date. The Company shall fix the special record date and payment date. At least 30 days before the special record date, the Company shall send to the Trustee and to each Holder of the Securities of such Series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.

SECTION 2.14.    CUSIP Numbers. The Company in issuing the Securities of a Series may use “CUSIP” numbers and/or “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such Series or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities of such Series, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 2.15.    No Sinking Fund. No sinking fund shall be provided with respect to the Securities of any Series.

SECTION 2.16.    Issuance of Additional Securities. (a) After the initial issue date of a Series of Securities, the Company shall be entitled to issue Additional Securities of such Series, which Additional Securities shall have identical terms as the Initial Securities of such Series, other than with respect to the date of issuance and the issue price. All the Securities of a Series issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase with respect to such Series.

(b)    With respect to any Additional Securities of a Series, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(i)    the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(ii)    the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities of a Series may be issued at a price that would cause such Additional Securities to not be fungible for U.S. federal income tax purposes with any other Securities of such Series issued under this Indenture, unless such Securities bear a separate CUSIP number.

SECTION 2.17.    Global Securities.

(a)    General Terms of Global Securities.

(i)    The Securities of each Series shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Series of Securities represented thereby with the Trustee as Custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as provided in Section 2.03. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(ii)    Each Global Security shall represent such of the outstanding Securities of a Series as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities of such Series from time to time endorsed thereon and that the aggregate amount of outstanding Securities of such Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities of the Series represented thereby shall be made by the Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Custodian.

(iii)    Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under any Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)    Transfer and Exchange of Global Securities. (i) Certificated Securities of a Series shall be issued in exchange for interests in a Global Security of such Series only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Security of such Series or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, (y) the Company in its discretion at any time determines not to have all the Securities of such Series represented by such Global Security or (z) upon an Event of Default with respect to such Series or a Default has occurred and is continuing with respect to such Series. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order and an Officers’ Certificate, authenticate and deliver Certificated Securities of such Series in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be issued only in registered form and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.17(b)(i), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)    Transfer and Exchange of Certificated Securities. In the event that Certificated Securities of a Series are issued in exchange for beneficial interests in Global Securities of such Series in accordance with Section 2.17(b)(i), on or after such event when Certificated Securities of such Series are presented by a Holder to a Registrar with a request: (x) to register the transfer of such Certificated Securities to a person who shall take delivery thereof in the form of Certificated Securities only; or (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of such Series of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction under this Indenture are satisfied; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in the Board Resolution, supplemental indenture or Officers’ Certificate authorizing the applicable Securities, and in each case in a form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.

(d)    Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities of a Series are issued in exchange for beneficial interests in Global Securities of such Series and, thereafter, the events or conditions specified in Section 2.17(b)(i), which required such exchange shall cease to exist, the Company shall send notice to the Trustee and to the Holders of Securities of such Series stating that such Holders may exchange Certificated Securities of such Series for interests in Global Securities of such Series by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities of such Series are presented by a Holder to a Registrar with a request: (x) to register the transfer of such Certificated Securities to a person who shall take delivery thereof in the form of a beneficial interest in a Global Security of such Series; or (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security of such Series, which beneficial interests shall be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then-outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security of such Series; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed and accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in the Board Resolution, supplemental indenture or Officers’ Certificate authorizing the applicable Securities, and in each case in a form satisfactory to the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

(e)    Transfers to the Company. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries.

(f)    No Obligation of the Trustee.

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, an Agent Member or other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any Agent Member thereof, with respect to any ownership interest in any Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders of Securities of a Series and all payments to be made to Holders under a Series of Securities shall be given or made only to or upon the order of the registered Holders of Securities of such Series (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g)    Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(h)    Acts of Holders. The Depositary, as a Holder, authorizes participants in accordance with its procedures to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(i)    Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

ARTICLE III

Redemption

SECTION 3.01.    Notices to Trustee. The Company, with respect to any Series of Securities, may elect to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the stated maturity thereof at such time and on such terms provided for in such Series of Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the stated maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of such Securities to be redeemed. The Company shall give such notice to the Trustee no less than 5 Business Days and no more than 60 days before notice of redemption is sent to Holders unless the Trustee consents to a shorter period.

SECTION 3.02.    Selection of Securities to Be Redeemed.

(a)    If less than all the Securities of a Series are to be redeemed at any time, such Securities to be redeemed will be selected in accordance with the applicable procedures of the Depositary.

(b)    No Securities of a Series of $2,000 of principal amount or less shall be redeemed in part. Notice of redemption shall be sent by electronic transmission or by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address or otherwise in accordance with the applicable procedures of the Depositary. Notices of redemption may be conditional and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied.

(c)    If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount of that Security to be redeemed. A new Security in principal amount equal to the unredeemed portion of the original Security presented for redemption shall be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption, subject to any condition included in such notice of redemption, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on such Securities or portions of them called for redemption.

SECTION 3.03.    Notice of Redemption. (a) At least 30 days but not more than 60 days before a redemption date, the Company shall send (or cause to be sent on its behalf) a notice of redemption to each Holder whose Securities are to be redeemed at its registered address or otherwise in accordance with the Applicable Procedures of the Depositary.

The notice shall identify the Securities to be redeemed and shall state:

(i)    the redemption date;

(ii)    the redemption price, or if not then ascertainable, either (A) the manner of calculation thereof or (B) the redemption price calculated using the Treasury Rate or other applicable benchmark rate (as set forth and defined in the Board Resolution, supplemental indenture or Officers’ Certificate applicable to such Securities) as of the Business Day immediately prior to the date on which the notice of redemption is delivered;

(iii)    if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(iv)    the name and address of the Paying Agent;

(v)    that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)    that, upon the satisfaction of any conditions to such redemption set forth in the notice of redemption and unless the Company defaults in making such redemption payment, interest on the Securities called for redemption ceases to accrue on and after the redemption date;

(vii)    the paragraph of the Securities or provision of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(viii)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date stated in such notice, or by the redemption date as so delayed.

(b)    At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least five Business Days before such notice is to be given (or such shorter period of time as the Trustee may agree), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a).

(c)    If the redemption price is not ascertainable on the date on which the notice of redemption is delivered, the Company shall send to the Trustee, at least one Business Day prior to the redemption date, notice of the redemption price.

SECTION 3.04.    Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.03, the Securities called for redemption, subject to any condition included in the applicable notice of redemption, become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may be conditional.

SECTION 3.05.    Deposit of Redemption Price. (a) Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all the Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

(b)    If the Company complies with the provisions of Section 3.05(a), on and after the redemption date, interest shall cease to accrue on the Securities or the portions of the Securities called for redemption. If a Security of a Series is redeemed on or after an interest record date of such Series but on or prior to the related Interest Payment Date of such Series, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in such Securities.

SECTION 3.06.    Securities Redeemed in Part. Upon surrender of a Security of a Series that is redeemed in part, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate for the Holder (at the expense of the Company) a new Security of such Series equal in principal amount to the unredeemed portion of such Security surrendered.

ARTICLE IV

Covenants

SECTION 4.01.    Payment of Securities. The Company shall pay or cause to be paid the principal of and interest on the Securities of each Series on the dates and in the manner provided in such Securities. Principal of and interest on the Securities of a Series shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m., New York City Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the applicable Series of Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.    Maintenance of Office or Agency. (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)    The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)    The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03.    SEC Reports. (a) Whether or not required by the SEC’s rules and regulations, so long as any Securities are outstanding, the Company shall furnish to the Trustee, within 15 days after the Company is required to file (or would be required to file assuming it were subject to such requirements and including any extensions thereof) such annual and quarterly reports, information, documents and other reports with the SEC, copies of the Company’s annual report and of the information, documents and other reports that the Company is required to file (or would be required to file assuming it were subject to such requirements and including any extensions thereof) with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will also comply with the applicable provisions of Section 314(a) of the TIA. To the extent such filings are made with the SEC, the reports shall be deemed to be furnished to the Trustee and Holders.

(b)    In the event that the rules and regulations of the SEC permit the Company and any direct or indirect parent of the Company to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Company, consolidating reporting at the parent entity’s level in a manner consistent with that described in this Section 4.03 for the Company will satisfy this Section 4.03, and the Company will satisfy its obligations under this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04.    Compliance Certificate. (a) The Company shall deliver to the Trustee, within 90 days after the end of each Fiscal Year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities of a Series is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)    The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly after the occurrence thereof, notice of any event that constitutes or, with the giving of notice or the passage of time or both, would constitute a Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

ARTICLE V

Successors

SECTION 5.01.    Merger, Consolidation or Sale of Assets. The Company shall not:

(a)    consolidate or merge with or into (whether or not the Company is the surviving corporation); or

(b)    sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity, unless:

(i)    either:

(1)    the Company is the surviving corporation; or

(2)    the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person (which, if not a corporation, includes a corporate co-issuer) organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(ii)    the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

(iii)    immediately after such transaction no Default or Event of Default shall have occurred and be continuing.

SECTION 5.02.    Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture (as modified or supplemented by a Board Resolution, a supplemental indenture or an Officers’ Certificate) with the same effect as if such successor Person had been named as the Company herein, and the predecessor Company, except in the case of a lease that meets the requirements of Section 5.01, shall be released from the obligation to pay the principal of and interest on the Securities.

ARTICLE VI

Defaults And Remedies

SECTION 6.01.    Events of Default. (a) Each of the following constitutes an “Event of Default” with respect to the applicable Series of Securities:

(i)    default for 30 days in the payment when due of interest on the applicable Series of Securities;

(ii)    default in payment when due of the principal of or premium, if any, on the applicable Series of Securities;

(iii)    failure by the Company or any of its Subsidiaries to comply with the provisions in Section 5.01;

(iv)    failure by the Company or any of its Subsidiaries for 60 days (or 120 days in the case of a failure to comply with the reporting obligations described under Section 4.03) after notice to comply with any of its other applicable agreements in this Indenture or the applicable Series of Securities;

(v)    default under any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries, or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the initial issue date of Securities of such Series, which default:

(1)    is caused by a failure to pay principal of or premium, if any, or interest on the Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of the default (a “Payment Default”); or

(2)    results in the acceleration of the Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more;

(vi)    failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating (net of amounts covered by insurance policies) in excess of $250 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(vii)    the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(1)    commences a voluntary case;

(2)    consents to the entry of an order for relief against it in an involuntary case;

(3)    consents to the appointment of a custodian of it or for all or substantially all of its property;

(4)    makes a general assignment for the benefit of its creditors; or

(5)    generally is not paying its debts as they become due; or

(viii)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)    is for relief against the Company or any of its Subsidiaries in an involuntary case;

(2)    appoints a custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or

(3)    orders the liquidation of the Company or any of its Subsidiaries and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)    A Default under Section 6.01(a)(iv) shall not constitute an Event of Default for a Series of Securities until the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Securities of such Series notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

SECTION 6.02.    Acceleration. If any Event of Default occurs and is continuing with respect to a Series of Securities, the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Securities of such Series may declare all Securities of such Series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default with respect to a Series of Securities arising from Section 6.01(a)(vii) or Section 6.01(a)(viii), with respect to the Company, all outstanding Securities of such Series shall be due and payable without further action or notice. Holders may not enforce this Indenture or the Securities of any Series except as provided in this Indenture.

SECTION 6.03.    Other Remedies. (a) If an Event of Default occurs and is continuing with respect to a Series of Securities, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on such Series of Securities or to enforce the performance of any provision of such Securities or this Indenture.

(b)    The Trustee may maintain a proceeding even if it does not possess any of the Securities of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.    Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then-outstanding Securities of a Series by notice to the Trustee may, on behalf of the Holders of all Securities of such Series, waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and interest on such Securities (provided, however, that the Holders of a majority in aggregate principal amount of the then-outstanding Securities of a Series may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.    Control by Majority. Holders of a majority in aggregate principal amount of the then-outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities of such Series or that may involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.    Limitation on Suits. (a) A Holder of a Security of a Series may pursue a remedy with respect to this Indenture or such Securities only if:

(i)    the Holder of a Security of such Series gives to the Trustee written notice of a continuing Event of Default;

(ii)    the Holders of at least 25% in principal amount of the then-outstanding Securities of such Series make a written request to the Trustee to pursue the remedy;

(iii)    such Holder or Holders of Securities of such Series offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(v)    during such 60-day period the Holders of a majority in aggregate principal amount of the then-outstanding Securities of such Series do not give the Trustee a direction inconsistent with the request.

(b)    A Holder of a Security of a Series may not use this Indenture to prejudice the rights of another Holder of a Security of such Series or to obtain a preference or priority over another Holder of a Security of such Series.

SECTION 6.07.    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of a Series to receive payment of principal of, premium, if any, and interest on such Security, on or after the respective due dates expressed in such Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or Section 6.01(a)(ii) occurs and is continuing with respect to a Series of Securities, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Securities of such Series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    Priorities. (a) If the Trustee collects any money pursuant to this Article VI with respect to Securities of a Series, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Securities of such Series for amounts due and unpaid on the Securities of such Series for principal of, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such Series for principal of, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b)    The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then-outstanding Securities of a Series.

ARTICLE VII

Trustee

SECTION 7.01.    Duties of Trustee. (a) If an Event of Default has occurred and is continuing with respect to any Series of Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)    Except during the continuance of an Event of Default with respect to any Series of Securities:

(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of that Series, as modified or supplemented by a Board Resolution, a supplemental indenture or an Officers’ Certificate and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may, with respect to Securities of that Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)    this paragraph does not limit the effect of Section 7.01(b);

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)    Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b), (c) and (g).

(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

(i)    The Trustee shall not be deemed to have notice of a Default unless a Responsible Officer responsible for administration of this Indenture has received actual written notice thereof.

SECTION 7.02.    Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)    The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)    The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document.

(g)    The Trustee shall not be deemed to have notice or charged with knowledge of any Default or Event of Default with respect to the Securities of any Series unless (i) in the case of a payment default, a Responsible Officer of the Trustee has actual knowledge thereof or (ii) in the case of all other Defaults or Events of Default, written notice of any event which is in fact such a default is received from the Company or any Holders of such Securities by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references such Securities and this Indenture.

(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(j)    The Trustee may from time to time request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)    The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

(l)    In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)    Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

SECTION 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of the Securities of a Series and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11.

SECTION 7.04.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement in this Indenture, in the Securities, or in any document executed in connection with the sale of the Securities, other than those set forth in a Trustee’s certificate of authentication.

SECTION 7.05.    Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to a Series of Securities and if it is actually known to a Responsible Officer of the Trustee pursuant to Section 7.02(g), the Trustee shall send to each Holder of Securities of such Series a notice of the Default within 90 days after it occurs. Except in the case of a Default or an Event of Default with respect to Securities of any Series in payment of principal of, premium, if any, or interest on any Security of that Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers determines in good faith that withholding the notice is in the interests of Holders of such Securities.

SECTION 7.06.    Reports by Trustee to Holders. (a) Within 60 days after each May 15, beginning with the first May 15 after the first issuance of Securities pursuant to this Indenture, for so long as Securities of a Series remain outstanding, the Trustee shall send to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit all reports as required by TIA Section 313(c).

(b) A copy of each report at the time of its sending to Holders shall be sent to the Company and filed with the SEC and each stock exchange (if any) on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee whenever the Securities become listed on any stock exchange.

SECTION 7.07.    Compensation and Indemnity. (a) The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparation and delivery of notices to Holders and reasonable fees and expenses of counsel retained by the Trustee. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee (including its directors, officers, employees and agents) against any and all loss, liability or expense (including reasonable attorneys’ fees and disbursements) incurred by or in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith, as determined in a final non-appealable order of a court of competent jurisdiction.

(b)    To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any liquidated damages on the Securities.

(c)    The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(vii) or Section 6.01(a)(viii) the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.    Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)    The Trustee may resign at any time with respect to the Securities of any Series by so notifying the Company. The Holders of a majority in principal amount of the then-outstanding Securities of any Series may remove the Trustee and may appoint a successor Trustee with respect to such Series of Securities. The Company shall remove the Trustee if:

(i)    the Trustee fails to comply with Section 7.10;

(ii)    the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)    a custodian or public officer takes charge of the Trustee or its property; or

(iv)    the Trustee otherwise becomes incapable of acting.

(c)    If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the then-outstanding Securities of any Series and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then-outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders of that Series of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(e)    If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of then-outstanding Securities of such Series may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(f)    If the Trustee fails to comply with Section 7.10, after written notice hereto, the Holders of at least 10% in principal amount of that Series of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)    Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.    Eligibility; Disqualification. (a) The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

(b)    This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).

SECTION 7.11.    Preferential Collection of Claims Against the Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

Legal Defeasance And Covenant Defeasance

SECTION 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of the Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Securities of a Series upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02.    Legal Defeasance and Discharge. (a) Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02 with respect to any Series of Securities, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Securities of that Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of that Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture with respect to such Securities of such Series (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)    the rights of Holders of the applicable Series of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust referred to in Section 8.04;

(ii)    the Company’s obligations with respect to such Series of Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)    the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(iv)    the Legal Defeasance provisions of this Indenture.

(b)    Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03.    Covenant Defeasance. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to any Series of Securities, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Section 4.03, Article V and any additional covenants contained in the Board Resolution, supplemental indenture or Officers’ Certificate with respect to the outstanding Securities of that Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and such Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of that Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to such Securities under Section 6.01, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to any Series of Securities, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(a)(iii) through Section 6.01(a)(vi)) shall not constitute Events of Default with respect to such Securities.

SECTION 8.04.    Conditions to Legal or Covenant Defeasance. (a) The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Securities of a Series:

(i)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable Series of Securities, cash in Dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities of that Series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Series of Securities is being defeased to maturity or to a particular redemption date;

(ii)    in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)    the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)    since the initial issue date of such Series of Securities, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the applicable Series of outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)    in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel of a nationally recognized law firm in the United States confirming that the Holders of the applicable Series of outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)    no Default or Event of Default shall have occurred and be continuing with respect to the applicable Series of outstanding Securities either:

(a)    on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or

(b)    insofar as Events of Default from bankruptcy or insolvency events with respect to the Company are concerned, at any time in the period ending on the 91st day after the date of deposit;

(v)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument other than this Indenture with respect to the applicable Series of outstanding Securities to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi)    the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(vii)    the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the applicable Series of Securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(viii)    the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance with respect to the applicable Series of Securities have been complied with.

SECTION 8.05.    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. (a) Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of any outstanding Securities of a Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of the applicable Series.

(c)    Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(ii)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.    Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.    Reinstatement. If the Trustee or Paying Agent is unable to apply any Dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of the applicable Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security of a Series following the reinstatement of its obligations with respect to such Series, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.01.    Without Consent of Holders. (a) Notwithstanding Section 9.02, the Company and the Trustee may amend or supplement (x) this Indenture with respect to a Series of Securities or (y) a Series of Securities, in each case without notice to or the consent of any Holder of such Securities to:

(i)    cure any ambiguity, omission, defect or inconsistency;

(ii)    provide for uncertificated Securities in addition to or in place of Certificated Securities;

(iii)    provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation;

(iv)    make any change that would provide any additional rights or benefits to the Holders of such Series of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder of such Series of Securities in any material respect;

(v)    comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture or any supplemental indenture under the TIA;

(vi)    conform a provision of this Indenture or any supplemental indenture to the extent such provision was intended to be a substantially verbatim recitation of the applicable provision under the caption “Description of Debt Securities” in the Prospectus or the caption “Description of Notes” (or comparable section) in any prospectus supplement, as applicable;

(vii)    in the case of subordinated Securities, to make any change in the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);

(viii)    to add Guarantees with respect to the Securities or to secure the Securities;

(ix)    to add to, change, or eliminate any of the provisions of this Indenture with respect to one or more Series of Securities, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Security of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (B) become effective only when there is no such Security outstanding;

(x)    to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee; or

(xi)    to establish the form or terms of Securities and coupons of any Series pursuant to Article II.

(b)    Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.    With Consent of Holders. (a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement (x) this Indenture with respect to a Series of Securities or (y) a Series of Securities, in each case with the consent of the Holders of at least a majority in principal amount of the Securities of such Series then-outstanding, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Series of Securities), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on such Securities, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or such Securities may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Securities of such Series, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Series of Securities). Section 2.09 shall determine which such Securities are considered to be “outstanding” for purposes of this Section 9.02.

(b)    Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of the applicable Series of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)    It shall not be necessary for the consent of the Holders of the applicable Series of Securities under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall send to the Holders of the applicable Series of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Securities of the applicable Series then-outstanding, voting as a single class, may waive compliance in a particular instance by the Company with any provision of this Indenture or the applicable Series of Securities. However, without the consent of each Holder of an outstanding Security of a Series affected, an amendment or waiver under this Section 9.02 or otherwise may not (with respect to any Securities of the applicable Series held by a non-consenting Holder):

(i)    reduce the principal amount of such Securities whose Holders must consent to an amendment, supplement or waiver;

(ii)    reduce the principal of or change the fixed maturity of any such Security or alter the provisions with respect to the redemption (other than the notice period) of the applicable Series of such Securities;

(iii)    reduce the rate of or extend the time for payment of interest on any such Security;

(iv)    waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on such Securities, excluding a rescission of acceleration of a Series of Securities by the Holders of at least a majority in aggregate principal amount of such Securities and a waiver of the Payment Default that resulted from such acceleration;

(v)    make any such Security payable in money other than that stated in the applicable Series of Securities;

(vi)    make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders to receive payments of principal of, premium, if any, or interest on the applicable Series of Securities;

(vii)    waive a redemption payment with respect to any such Security; or

(viii)    make any change in the foregoing amendment and waiver provisions in this Section 9.02(d).

SECTION 9.03.    Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the applicable Series of Securities shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.    Revocation and Effect of Consents and Waivers. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.    Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all of the Securities of a Series may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Securities of such Series that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.    Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law.

ARTICLE X

Satisfaction And Discharge

SECTION 10.01.    Satisfaction and Discharge. (a) This Indenture will be discharged and will cease to be of further effect with respect to a Series of Securities issued hereunder, when:

(i)    either:

(1)    all Securities of such Series that have been authenticated, except lost, stolen or destroyed Securities of such Series that have been replaced or paid and Securities of such Series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2)    all Securities of such Series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Securities, cash in Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire principal and premium, if any, and accrued interest to the date of maturity or redemption on all the Securities of the applicable Series not delivered to the Trustee for cancellation;

(ii)    the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(iii)    the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the applicable Series of Securities at maturity or on the redemption date, as the case may be.

(b)    In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge with respect to the applicable Series of Securities have been satisfied.

ARTICLE XI

Miscellaneous

SECTION 11.01.    Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02.    Notices. (a) Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or sent by first class mail (registered or certified, return receipt requested), telecopier, facsimile, electronic mail in .pdf format, or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Crown Castle International Corp.

1220 Augusta Drive

Suite 600Houston, TX 77057

Fax: (713) 570-3150

Attention: Chief Financial Officer

With a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Fax: (212) 474-3700

Attention: Stephen L. Burns

Johnny G. Skumpija

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, TX 77002

Fax: (713) 483-6954

Attention: Corporate Trust Services, re: Crown Castle International Corp.

(b)    The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

(c)    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied or faxed; at the time delivered, if by electronic mail in .pdf format; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)    Except as otherwise expressly stated in this Indenture, any notice or communication to a Holder shall be sent by electronic transmission in accordance with the Applicable Procedures of the Depositary or by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so sent to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)    If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f)    If the Company mails or sends a notice or communication to Holders, it shall mail or send a copy to the Trustee and each Agent at the same time.

(g)    The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured electronic mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee electronic mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee acts upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(h)    Notwithstanding anything to the contrary contained herein, as long as the Securities of a Series are in the form of a Global Security, notice to the Holders of such Series may be made electronically in accordance with the Applicable Procedures of the Depositary.

SECTION 11.03.    Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action that are required to be satisfied as of the date thereof have been satisfied; and

(ii)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, that are required to have been satisfied as of the date thereof have been satisfied.

SECTION 11.05.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(i)    a statement that the Person making such certificate or opinion has read such covenant or condition that is required to have been satisfied as of the date thereof;

(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition that is required to have been satisfied as of the date thereof has been satisfied; and

(iv)    a statement as to whether or not, in the opinion of such Person, such condition or covenant that is required to have been satisfied as of the date thereof has been satisfied.

SECTION 11.06.    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture or the TIA.

SECTION 11.07.    No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.08.    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES.

SECTION 11.09.    Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.10.    Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11.    Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.12.    Table of Contents, Headings, etc. The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.13.    Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.14.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CROWN CASTLE INTERNATIONAL CORP.,

by
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

by
Name:
Title:

[Signature Page to Base Indenture]